UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Telephone and Data Systems, Inc.
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EXPLANATORY NOTE

The purpose of this Schedule 14A is to file materials that will be used by Telephone and Data Systems, Inc. (“TDS”) for investor presentations on and after September 29, 2011, relating to the matters included in the definitive proxy statement filed with the Securities and Exchanges by TDS on August 31, 2011.

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Share Reclassification Update

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this presentation, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed with the SEC. 2

IMPORTANT INFORMATION: The foregoing information is not a solicitation of a proxy from any TDS shareholder. This is being done only pursuant to a definitive proxy statement. Additional information relating to the foregoing is included in TDS' proxy materials filed with the SEC and distributed to shareholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders and other investors may access such materials without charge at the SEC's web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filings page. In addition, shareholders may obtain free copies of the proxy materials by contacting TDS’ proxy solicitor, MacKenzie Partners at (800) 322-2885. TDS and its executive officers and directors may be deemed to be participants in the solicitation of proxies from TDS shareholders on behalf of the TDS board of directors in connection with the foregoing. Information concerning such participants and their respective direct or indirect interests in TDS by security holdings or otherwise is included in TDS’ definitive proxy statement. 3

Introduction On August 8, 2011, Telephone and Data Systems, Inc. announced its plan to reclassify the Special Common Shares (TDS.S) into Common Shares (TDS) on a 1:1 basis Increased public float and liquidity Reduced complexity, which could broaden the investor base On September 23, 2011, Glass Lewis announced its support for the share reclassification Recommended TDS Common & Special vote in favor of the proposed amendments to TDS’ certificate of incorporation On September 26, 2011, ISS announced a split recommendation regarding the reclassification TDS Special to vote for the reclassification TDS Common to vote against the reclassification In making its recommendation, ISS noted the following points 1. Any premium to the special is viewed as a loss to the common (“zero sum game”) 2. “Zero sum game” argument is supported by TDS share price performance (underperformed the market while the Special share price “performed roughly in-line” with the market) 3. ISS believes a “market” exchange ratio is more appropriate 4. Viewed other considerations (e.g. ongoing risk of dilution from the issuance of TDS.S shares) as less important 4

1. Zero Sum Game?

- Analyzed three precedent reclassification transactions in which (i) the low-vote stock traded at a discount to the high vote stock prior to the reclassification; (ii) there was no change of control or loss of significant control by an existing shareholder in connection with the transaction; and (iii) the trading premium at announcement was greater than 10%
- Only one precedent appeared to underperform the market (Jo-Ann Stores)
  - 13 days after closing (i.e. within the measurement period) Jo-Ann reduced its fourth quarter and full year growth forecast for same store sales
- The value proposition does not appear to be a zero-sum game. Rather, it appears all shareholders benefit from the transaction

			% Change in Value From Announcement to 30 Days After Close				Change in High Vote Value
Company	Premium Day Prior to Announcement	Exchange Ratio	Total Company	in High Vote	S&P 500	DOW	Versus Change in Market
Pilgrim's Pride [1]	30.2%	1.00	24.0% [2]	14.5%	9.2%	9.7%	Higher
Jo-Ann Stores	14.4	Market	7.8% [3]	8.0%	15.3%	16.1%	Lower
J.M. Smucker Company	17.1	1.00	57.1% [4]	45.7%	0.4%	0.2%	Higher

Announced poor operating performance during the measurement period

Source: FactSet; Company filings.
(1) Pilgrim's Pride performance, and that of the whole row, is based on the 29 days following close.
(2) For the sake of comparability, Pilgrim's share count does not include 25.4mm shares issued to Conagra at closing (in conjunction with the acquisition of Conagra's chicken unit).
(3) Jo-Ann stores shares adjusted for 0.87 exchange ratio.
(4) For the sake of comparability, J.M. Smucker Company share count was not reduced for the 4.3mm shares repurchased at closing in conjunction with the reclassification transaction.

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1. Zero Sum Game: Was the TDS Value Too High? Source: Company Filings; TDS Management; FactSet. Note: Market data as of 08/05/2011. Balance sheet data as of 03/31/2011, pro-forma for subsequent events noted in footnote (1) . (1) TDS debt pro-forma for U.S. Cellular’s $342mm May issuance net of the redemption of its $330mm Senior Notes due 2034. Represents Wall Street consensus estimate for TDS, as of 8/05/2011. Represents Sprint + proportionate CLWR. Sprint: 4.5 – 5.3x Metro: 4.6 Leap: 5.7 (3) (1) For this to be a zero sum game, as ISS suggested, TDS must go down (while TDS.S goes up) Implicit is the assumption that TDS is overvalued Yet, the TDS price of $25.47 suggests a 3.4x multiple of 2011 EBITDA (versus the comparables of 4.5 – 5.7x) Is TDS really overvalued? Capital structure simplicity and expected improvements in liquidity (from the reclassification) should improve the value for all shareholders (2) Comparable 2011E FV/EBITDA Multiples 6 ($ and shares in mm, except share price) Value at TDS Common Price Pre- Announcement ($25.47) Price Per Share $25.47 Total Shares 103.3 Total Equity Value $2,632 Net Debt & Other Adjustments 1,012 Implied Firm Value $3,644 2011 EBITDA 1,072 Implied Firm Value / EBITDA 3.4x (2),(3)

2. TDS Market Performance ISS noted that the TDS Common has declined in excess of various market indices Declines cited as proof that a reclassification is a zero sum game However, volatility in the wireless arena has been unusually high in light of market developments and the 2Q earnings announcements Looking at stock price performance since one and two weeks prior to TDS’ announcement, the TDS common stock is down less than its three primary comparables: Sprint, MetroPCS and Leap 7 Price Per Share Change Since Company Q2 Earnings Date 1-Week Prior to Announcement (8/01/2011 to 9/27/2011) 2-Weeks Prior to Announcement (7/25/2011 to 9/27/2011) TDS Common 8/08/2011 (22.7%) (27.4%) Sprint 7/28/2011 (27.0) (39.2) MetroPCS 8/02/2011 (41.8) (44.4) Leap 8/03/2011 (46.2) (52.6)

3. “Market” Exchange Ratio The J.M. Smucker Co. (Announced: May 16, 2000): One-for-One ISS recommended voting in favor of the transaction based on a one-for-one exchange ratio The high-vote shares traded at a 17.1% premium to the low-vote shares on the day prior to announcement “Based on the more equitable distribution of voting rights, the potential for increased trading liquidity, and the simplification of the company’s capital structure, we believe that the combination of the company’s two classes of common stock warrants shareholder approval.” Pilgrim’s Pride Corp. (Announced: August 22, 2003): One-for-One ISS recommended voting in favor of the transaction based on a one-for-one exchange ratio The high-vote shares traded at a 30.2% premium to the low-vote shares on the day prior to announcement “Since the Pilgrim Family has a controlling ownership of each class of common stock, the publicly traded minority shares exercise little voting power. Therefore, the differential in the voting power of the two classes has little impact on the relative trading prices of the publicly traded minority shares. The difference in relative trading prices pre-reclassification is attributable primarily to the differential number of shares available to trade. As a result, the reclassification of Class B shares [the high-vote shares] does not necessitate a premium.” Here we look back at past ISS recommendations for the three high premium precedent transactions 8

3. “Market” Exchange Ratio (cont’d) Jo-Ann Stores, Inc. (Announced: May 20, 2003): Market ISS recommended that the voting Class A shareholders vote for the transaction and the non-voting Class B shareholders vote against the transaction The proposal was to reclassify each Class A common share (one vote per share) into 1.15 Class B common shares while each Class B common share (no voting rights) would be amended to have one vote per share The 15% premium for the Class A was consistent with the 14.4% trading premium the day prior to the announcement ISS recommendation for Class A (high vote) shareholders: “Based on the elimination of the company's dual class structure, the significant premium offered to Class A common shareholders, and the expected increased trading volume and liquidity of the company's common stock, we support the reclassification on behalf of Class A common shareholders.” ISS recommendation for Class B (low vote) shareholders: “We do not support the reclassification given our concerns regarding the fairness of the exchange ratio to Class B common shareholders” ISS noted: “Lehman Brothers’ opinion was based primarily on a market value approach. However, the company’s articles of incorporation provide Class A common and Class B common shares with identical rights with respect to dividends and distributions. Although we recognize that a premium for voting rights is warranted, given the implied equal relative values, without voting rights, of both Class A common and Class B common shares, we have concerns regarding the fairness of the 1.15 exchange ratio, with respect to Class B common shareholders.” ISS now believes a “market” exchange ratio is an appropriate reclassification ratio. This is inconsistent with its past decisions in comparable situations. 9 ...

4. Other Considerations ISS noted that the ongoing risk of dilution did not appear to be immediate or significant In addition, ISS noted that while the current capital structure is not optimal, the company has lived with the status quo for six years If the reclassification does not occur, future transactions/issuances could occur which could shift: The reference index security to the Special The primary trading liquidity to the Special If the scenario above occurs, is today’s “market” the right exchange ratio? 10

Why is 1:1 Appropriate? Consistent with the fundamental economic rights of each class Consistent with precedent transactions We believe the proposals will benefit all shareholders significantly Proposal has the support of the majority shareholder The TDS Board of Directors unanimously approved the amendments and unanimously recommends that shareholders vote “FOR” the proposals at its special meeting of shareholders, to be held on October 6, 2011 11